                                                                    EXHIBIT 8.1

                                  [Letterhead]


                                 June 20, 1997



     Re: AMRESCO Residential Securities Corporation Mortgage Loan Asset-Backed Securities and Mortgage Pass-Through Certificates, Series 1997-__
          Registration Statement on Form S-3 No. 333-


Ladies and Gentlemen:

     We have acted as counsel to AMRESCO Residential Securities Corporation in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Mortgage Loan Asset-Backed Securities and Mortgage Pass-Through Certificates, (the "Certificates") which you plan to offer in series. Our opinions formed the basis for the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in each of the prospectus supplements contained in the Registration Statement. Assuming issuance of Certificates of a series and assuming the federal income tax characterization of those Certificates as REMIC interests, standard interests, stripped interests or partnership interests at that time, we confirm that the description under "Certain Federal Income Tax Consequences" in the prospectus of the federal income tax consequences with respect to a series of Certificates presents our opinion of the material tax issues relating to an investment in those Certificates.

     We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus supplement under the heading "Certain Federal Income Tax Consequences."

                                        Very truly yours,

                                        /s/ Arter & Hadden

                                        Arter & Hadden